UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

________________________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

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BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16339

WI	39-1268055
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

217 North Fourth Avenue, P O Box 9, Sturgeon Bay, WI 54235-0009

(Address of principal executive offices, including zip code)

920-743-5551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2010, the Board of Directors of Baylake Corp. appointed Louis J. (Rick) Jeanquart and Terrence R. Fulwiler to serve as members of the Board until the 2010 annual shareholders meeting, at which time it is expected that their names will be presented as candidates for the Board.  Mr. Jeanquart was appointed to serve on the Director Loan Committee and Mr. Fulwiler will serve as a member of the Audit, Legal and Compliance Committee.

There are no arrangements or understandings between Mr. Jeanquart or Mr. Fulwiler and any other persons pursuant to which either of them was selected as a director.  Mr. Fulwiler has not engaged in any transactions with the Company since the beginning of 2009 in which the amount involved exceeds $120,000, and there is no such transaction currently proposed.  On August 14, 2009, Mr. Jeanquart purchased $300,000 of Baylake Corp. 10% Convertible Promissory Notes due June 30, 2017.  These notes were purchased directly from Baylake Corp. for Mr. Jeanquart’s own account.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYLAKE CORP

Date: February 23, 2010	By: /s/ Robert J. Cera
Robert J. Cera
President and Chief Executive Officer